AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of March, 2013, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust"), on behalf of its separate series listed on Exhibit X attached hereto (as amended from time to time), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit X is hereby superseded and replaced with Amended Exhibit X attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit X to the Advisors Series Trust Fund Accounting Agreement

Separate Series of Advisors Series Trust

Name of Series	Date Added
WBI Absolute Return Balanced Fund
WBI Absolute Return Dividend Growth Fund
WBI Absolute Return Balanced Plus Fund	on or after March 16, 2013
WBI Absolute Return Dividend Income Fund	on or after March 16, 2013

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March, 2013

Annual Fee Based Upon Average Net Assets Per Fund (Assumes 2 Funds with 4 cusips)*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the balance
Minimum annual fee:  $___ per fund

▪  Additional fee of $___ for each additional class
▪  Additional fee of $___ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily performance reporting
▪  Advisor Information Source Web portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪  $___ /fund (subject to change based on Board review and approval)
▪  $___ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit X.

WBI Investments Inc.

By: /s/Don Schreiber, Jr.	Printed Name: Don Schreiber, Jr.

Title: CEO	Date: 4/16/2013

Amended Exhibit X (continued) to the Advisors Series Trust Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2010

Pricing Services
▪  $___ Domestic and Canadian Equities/Options
▪  $___ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $___ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $___ - Bank Loans
▪  $___ - Credit Default Swaps/Swaptions
▪  $___ - Basic Interest Rate Swaps
▪  $___ /Fund per Month - Mutual Fund Pricing
▪  $___ /Foreign Equity Security per Month for Corporate Action Service
▪  $___ /Domestic Equity Security per Month for Corporate Action Service
▪  $___ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪  $___ /CMO/Month
▪  $___ /Mortgage Backed/Month
▪  $___ /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪  $___ on the First 100 Securities/Day
▪  $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

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